As filed with the Securities and Exchange Commission on March 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OVINTIV INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-4427672 (I.R.S. Employer Identification Number)

370 – 17th Street, Suite 1700

Denver, Colorado

80202

(303) 623-2300

Attention: Corporate Secretary

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Andrew J. Foley

Paul, Weiss, Rifkind,

Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Units
Share Purchase Contracts
Share Purchase Units
Total

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee.

Prospectus

Ovintiv Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Share Purchase Contracts

Share Purchase Units

We may from time to time offer and sell our debentures, notes or other evidence of indebtedness of any kind, nature or description (collectively, “Debt Securities”), shares of common stock, shares of preferred stock, warrants, units, share purchase contracts and share purchase units (collectively with the Debt Securities, the “Securities”). Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. These Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of these Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. Unless otherwise provided in a prospectus supplement relating to a series of Debt Securities, the Debt Securities will be our direct, unsecured and unsubordinated obligations and will be issued under a trust indenture. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

This prospectus may not be used to sell the Securities unless accompanied by a prospectus supplement.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” on page  3 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the distribution of Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information”.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Our shares of common stock are listed and posted for trading on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “OVV”. Unless otherwise specified in the applicable prospectus supplement, the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts and share purchase units will not be listed on any securities or stock exchange.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is March 6, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the Securities described in this prospectus. This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

On January 24, 2020, Encana Corporation (“Encana”), completed an internal corporate reorganization (the “Reorganization”), which included (i) a plan of arrangement under the Canada Business Corporations Act, pursuant to which, among other things, Encana completed a share consolidation on the basis of one post-consolidation share for each five pre-consolidation shares and Ovintiv Inc. (“Ovintiv”) acquired all of the issued and outstanding common shares of Encana in exchange for shares of Ovintiv on a one-for-one basis and became the parent company of Encana and its subsidiaries, and (ii) Ovintiv migrating out of Canada and becoming a Delaware corporation. Following the completion of the Reorganization, holders of common shares of Encana held one share of common stock, par value US$0.01 per share, of Ovintiv, a Delaware corporation, for each five common shares of Encana owned immediately prior to the Reorganization, and the business, assets, liabilities, directors and officers of Ovintiv continued to be the same as the business, assets liabilities, directors and officers of Encana immediately prior to the Reorganization. Unless the context otherwise requires or otherwise expressly stated, all references in this prospectus and any prospectus supplement to “Ovintiv”, the “Company”, “we”, “us” and “our” (i) for periods until the completion of the Reorganization, refer to Encana and its consolidated subsidiaries and (ii) for periods after the completion of the Reorganization, refer to Ovintiv Inc. and its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using U.S. generally accepted accounting principles.

This prospectus and the documents incorporated by reference in the prospectus contain, and a prospectus supplement may contain, disclosure respecting oil and natural gas liquids (“NGLs” and, together with oil and condensate, “liquids”) and “barrels of oil equivalent” or “BOE”. A conversion of natural gas volumes to BOE is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Given that the value ratio based on the current price of oil as compared to natural gas is significantly different from the energy equivalency of 6:1, utilizing a conversion on a 6:1 basis may be misleading as an indication of value, particularly if used in isolation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the multijurisdictional disclosure system adopted by Canada and the United States, reports filed or furnished by us prior to January 1, 2017 with the SEC have been prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Ovintiv, at www.sec.gov. Ovintiv’s SEC filings are also available on Ovintiv’s website at www.ovintiv.com. Information on or connected to our website, even if referred to in documents incorporated by reference in the prospectus, does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020 (our “Annual Report on Form 10-K”);

•

our Current Reports on Form 8-K, filed with the SEC on January 14 , 2020, January  16, 2020, January  17, 2020, January 24, 2020, January 28, 2020, January 28, 2020, January  29, 2020, February 11, 2020 and February 20, 2020; and

•

the description of our capital stock contained in Exhibit 99.1 of our Form 8-K12B, filed with the SEC on January 24, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Ovintiv Inc.

370 – 17th Street, Suite 1700

Denver, CO 80202

U.S.A.

(303) 623 – 2300

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K, as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof. Forward-looking statements include: composition of the Company’s core assets, including allocation of capital and focus of development plans; growth in long-term stockholder value; vision of being a leading North American energy producer; statements with respect to the Company’s strategic objectives including capital allocation strategy, focus of investment, growth of high margin liquids volumes, operating and capital efficiencies and ability to preserve balance sheet strength; ability to deliver free cash flow and balance growth with return of capital to stockholders; ability to lower costs and improve efficiencies to achieve competitive advantage; ability to repeat and deploy successful practices across the Company’s multi-basin portfolio; anticipated commodity prices; success of and benefits from technology and innovation, including cube development approach and advanced completion designs; ability to optimize well and completion designs; future well inventory; anticipated drilling, number of drilling rigs and the success thereof; anticipated drilling costs and cycle times; anticipated proceeds and future benefits from various joint venture, partnership and other agreements; estimates of reserves and resources; expected production and product types; statements regarding anticipated cash flow, non-GAAP cash flow margin and leverage ratios; anticipated cash and cash equivalents; anticipated hedging and outcomes of risk management program, including exposure to certain commodity prices and foreign exchange fluctuations, amount of hedged production, market access and physical sales locations; impact of changes in laws and regulations; compliance with environmental legislation and claims related to the purported causes and impact of climate change, and the costs therefrom; adequacy of provisions for abandonment and site reclamation costs; financial flexibility and discipline; ability to meet financial obligations, manage debt and financial ratios, finance growth and comply with financial covenants; impact to the Company as a result of changes to its credit rating; access to the Company’s credit facilities; planned dividend and the declaration and payment of future dividends, if any; adequacy of the Company’s provision for taxes and legal claims; projections and expectation of meeting the targets contained in the Company’s corporate guidance and related statements in respect of funding; ability to manage cost inflation and expected cost structures, including expected operating, transportation and processing and administrative expenses; competitiveness and pace of growth of the Company’s assets within North America and against its peers; outlook of oil and gas industry generally and impact of geopolitical environment; expected future interest expense; the Company’s commitments and obligations and anticipated payments thereunder; the possible impact and timing of accounting pronouncements, rule changes and standards; the Company achieving the benefits of the Reorganization, including opportunities to enhance long-term value for stockholders, liquidity and capital market access; and the estimated tax impacts and other costs to the Company and stockholders as a result of the Reorganization.

Readers are cautioned against unduly relying on forward-looking statements which, by their nature, involve numerous assumptions, risks and uncertainties that may cause such statements not to occur, or results to differ materially from those expressed or implied. These assumptions include: future commodity prices and differentials; foreign exchange rates; ability to access credit facilities and shelf prospectuses; assumptions contained in the Company’s corporate guidance and as specified herein; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; effectiveness of the Company’s drive to productivity and efficiencies; results from innovations; expectation that counterparties will fulfill their obligations under the gathering, midstream and marketing agreements; access to transportation and processing facilities where Ovintiv operates; assumed tax, royalty and regulatory regimes; and expectations and projections made in light of, and generally consistent with, Ovintiv’s historical experience and its perception of historical trends, including with respect to the pace of technological development, benefits achieved and general industry expectations.

Risks and uncertainties that may affect these business outcomes include: ability to generate sufficient cash flow to meet obligations; commodity price volatility; ability to secure adequate transportation and potential pipeline curtailments; variability and discretion of Ovintiv’s board of directors (the “Board of Directors”) to declare and pay dividends, if any; timing and costs of well, facilities and pipeline construction; business interruption, property and casualty losses or unexpected technical difficulties, including impact of weather; the Company’s ability to achieve the anticipated benefits of the Reorganization; risks relating to the Company as a result of the Reorganization, including triggered provisions in certain agreements; publicity resulting from the Reorganization and impacts to the Company’s business and stock price; counterparty and credit risk; impact of a downgrade in credit rating and its impact on access to sources of liquidity; fluctuations in currency and interest rates; risks inherent in the Company’s corporate guidance; failure to achieve cost and efficiency initiatives; risks inherent in marketing operations; risks associated with technology; changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations; risks associated with existing and potential lawsuits and regulatory actions made against the Company; impact of disputes arising with its partners, including suspension of certain obligations and inability to dispose of assets or interests in certain arrangements; the Company’s ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities, including future net revenue estimates; risks associated with past and future acquisitions or divestitures of certain assets or other transactions or receipt of amounts contemplated under the transaction agreements (such transactions may include third-party capital investments, farm-outs or partnerships, which Ovintiv may refer to from time to time as “partnerships” or “joint ventures” and the funds received in respect thereof which Ovintiv may refer to from time to time as “proceeds”, “deferred purchase price” and/or “carry capital”, regardless of the legal form) as a result of various conditions not being met; and other risks described under “Risk Factors” in this prospectus and risks and uncertainties impacting Ovintiv’s business as described from time to time in the Annual Report on Form 10-K and management’s discussion and analysis therein incorporated by reference in this prospectus and in the Company’s other periodic filings with the SEC incorporated by reference in this prospectus.

Although the Company believes the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above and in the documents incorporated by reference herein are not exhaustive. Forward-looking statements are made as of the date of this document (or, in the case of a document incorporated by reference, the date of such document incorporated by reference) and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified by these cautionary statements.

You should read carefully the risk factors described herein and in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS

Investing in our Securities involves risk. In addition to the risk factors set forth below, additional risk factors relating to our business are discussed in the Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Prospective purchasers of the Securities should consider carefully the risk factors set forth below as well as the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects.

The shares of common stock may be subject to price and volume fluctuations, and the market price for the shares of common stock following an offering may drop below the offering price.

In recent years, securities markets – and particularly securities of oil and gas industry participants – have experienced considerable price and volume volatility, which may have been unrelated to the operating performance of the affected companies. The market price of publicly traded stock, including our shares of common stock, is affected by many variables, including the strength of the economy generally, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the stock. The effect of these and other factors on the market price of securities on the stock exchanges on which we trade suggests that the trading price of the shares of common stock may continue to be volatile. These fluctuations may affect the price of the shares of common stock following an offering, and the market price of the shares of common stock may drop below the offering price. As a result of this volatility, you may not be able to sell your shares of common stock at or above the offering price.

The decision to pay dividends and the amount of such dividends is subject to the discretion of the Board of Directors based on numerous factors and may vary from time to time.

Although we historically have paid, and currently intend to continue to pay, quarterly cash dividends to our stockholders, these cash dividends may vary from time to time and could be increased, reduced or suspended. The amount of cash available to the Company to pay dividends, if any, can vary significantly from period to period for a number of reasons, including, among other things: Ovintiv’s operational and financial performance; fluctuations in the costs to produce natural gas, oil and NGLs; the amount of cash required or retained for debt service or repayment; amounts required to fund capital expenditures and working capital requirements; access to equity markets; foreign currency exchange rates and interest rates; and the risk factors set forth in the Annual Report on Form 10-K.

The decision whether or not to pay dividends and the amount of any such dividends are subject to the discretion of the Board of Directors and may be increased, reduced or suspended depending upon many factors, including Ovintiv’s results of operations, financial position, capital requirements, distributable reserves, credit terms, general economic conditions and other factors as the Board of Directors may deem relevant from time to time. In addition, the level of dividends per share of common stock will be affected by the number of outstanding shares of common stock and other securities that may be entitled to receive cash dividends or other payments. The market value of the shares of common stock may deteriorate if the Company is unable to meet dividend expectations in the future, and that deterioration may be material.

There can be no assurance as to the liquidity of the trading market for the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units or that a trading market for such securities will develop.

Prior to an offering of Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units, there will be no public market for such securities. There can be no assurance that an active trading market for the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units will develop or be sustained. Unless otherwise specified in the applicable prospectus supplements, there is no market through which the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units may be sold and purchasers may not be able to resell such securities purchased under this prospectus and the relevant prospectus supplement. This may affect the pricing of the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units in the secondary market, the transparency and availability of trading prices and the liquidity of such securities.

Credit ratings may not reflect all risks of an investment in the Debt Securities or the shares of preferred stock and may change.

Credit ratings may not reflect all risks associated with an investment in the Debt Securities or the shares of preferred stock. Any credit ratings applied to the Debt Securities or the shares of preferred stock are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the Debt Securities or the shares of preferred stock. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Debt Securities or the shares of preferred stock. There is no assurance that any credit rating assigned to the Debt Securities or the shares of preferred stock will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. In addition, real or anticipated changes in the credit ratings can affect the cost of or terms on which we can issue the Debt Securities or the shares of preferred stock or obtain alternative financing.

Changes in interest rates may cause the market price or value of the Debt Securities and the shares of preferred stock to change.

Prevailing interest rates will affect the market price or value of the Debt Securities and the shares of preferred stock. The market price or value of the Debt Securities and the shares of preferred stock may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The Debt Securities may be subject to foreign currencies risk.

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending on the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

The Debt Securities may be subordinated to certain indebtedness of our corporate and partnership subsidiaries and be subject to certain reorganization risk.

The Indenture (as defined below) permits us, at any time and from time to time, to complete reorganizations with any of our wholly-owned direct or indirect subsidiaries provided that certain conditions are met. In the event of any such reorganization, the Debt Securities may continue to be obligations of us in circumstances where our assets comprise (and are potentially limited to) our ownership interest in the subsidiaries through which our operations are thereafter conducted. Such subsidiaries, which following completion of a reorganization may hold all of the assets formerly held by us, are not restricted under the Indenture with respect to subsequent asset dispositions or incurring indebtedness.

The Debt Securities will be our unsubordinated and unsecured obligations and, unless otherwise provided with respect to a series of Debt Securities, will rank equally with all of our other unsecured, unsubordinated obligations. We conduct a substantial portion of our business through corporate and partnership subsidiaries. Our obligations under the Debt Securities may be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate and partnership subsidiaries.

In the event that any of the Securities are redeemable, purchasers of such Securities may be adversely impacted.

If any of the Securities are redeemable at our option, as set forth in the applicable prospectus supplement, we may choose to redeem such Securities from time to time, in accordance with our rights, including when prevailing interest rates are lower than the rates borne by such securities. If prevailing rates are lower at the time of redemption, a purchaser may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Securities being redeemed. Redemption rights may also adversely impact a purchaser’s ability to sell such Securities as the optional redemption date or period approaches.

OVINTIV INC.

Ovintiv is a leading North American energy producer that is focused on generating full-cycle returns, free cash flow and return of capital to stockholders by developing its multi-basin portfolio of oil, NGLs, condensate and natural gas producing plays. Ovintiv’s operations also include the marketing of oil, NGLs, condensate and natural gas. All of Ovintiv’s reserves and production are located in North America.

Our registered and principal office is located at 370 – 17th Street, Suite 1700, Denver, Colorado 80202, U.S.A. Our shares of common stock are listed and posted for trading on the NYSE and on the TSX under the symbol “OVV”. We maintain a website at www.ovintiv.com. Information on or connected to our website, even if referred to in documents incorporated by reference in the prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the Securities to finance capital expenditures, to reduce our outstanding indebtedness, to finance future acquisitions, or for general corporate purposes. The amount of net proceeds to be used for any such purpose will be described in an applicable prospectus supplement. We may invest funds that we do not immediately require in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be issued under a trust indenture, dated November 14, 2011, between Ovintiv (as successor issuer) and The Bank of New York Mellon, as Trustee, as amended and supplemented. The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. If we offer Debt Securities pursuant to this prospectus, the terms and provisions of such Debt Securities will be described in a supplement to this prospectus.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The Ovintiv certificate of incorporation authorizes 750,000,000 shares of common stock, par value US$0.01 per share, and 25,000,000 shares of preferred stock, par value US$0.01 per share. As at March 6, 2020, approximately 259.8 million shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

The following description is subject to, and qualified by reference to, the terms and provisions of Ovintiv’s certificate of incorporation and bylaws.

Common Stock

Stock Exchange Listings

The shares of common stock of Ovintiv are listed on the NYSE and the TSX under the symbol “OVV”.

Voting Rights

Each holder of shares of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors of Ovintiv, subject to the rights, if any, of holders any series of preferred stock to elect additional directors under specific circumstances.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of any series of preferred stock, holders of shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. Declaration and payment of any dividend will be subject to the discretion of the Board of Directors and may be paid in cash, in property or in shares of common stock.

Liquidation

In the event of Ovintiv’s liquidation, dissolution or winding up, holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Ovintiv’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of preferred stock.

Rights and Preferences

Holders of shares of common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of shares of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Ovintiv may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of common stock are fully paid and non-assessable and any additional common stock that Ovintiv may issue will, when issued, be fully paid and non-assessable.

Uncertificated Shares

Holders of shares of common stock of Ovintiv do not have the right to require Ovintiv to issue certificates for their shares.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC (“AST”). AST’s address is 6201 15th Avenue, Brooklyn, New York, 11219. AST, at its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, acts as co-transfer agent.

Preferred Stock

The Ovintiv certificate of incorporation authorizes the Board of Directors from time to time to issue shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without vote or action by the Ovintiv stockholders.

If we offer shares of preferred stock pursuant to this prospectus, the specific terms of the preferred stock will be described in the applicable prospectus supplement.

Annual Stockholder Meetings

The Ovintiv bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board of Directors. To the extent permitted under applicable law, Ovintiv may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Ovintiv Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Ovintiv certificate of incorporation and bylaws could make the following transactions difficult: acquisition of Ovintiv by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of Ovintiv by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Ovintiv, including transactions that might result in a premium over the market price for shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover proposals. These provisions are also designed to encourage persons seeking to acquire control of Ovintiv to first negotiate with the Board of Directors. We believe that the benefits of Ovintiv’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Ovintiv outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Board of Directors to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Ovintiv. Such provision may have the effect of deterring hostile takeovers or delaying changes in control or management of Ovintiv.

Special Stockholder Meetings

The Ovintiv bylaws provide that a special meeting of stockholders may be called only by the Board of Directors or by one or more stockholders of record holding at least 20% of the voting power of all outstanding shares of common stock. This may limit the ability of Ovintiv stockholders to take action between annual meetings without the prior approval of the Board of Directors.

Restriction on Stockholder Action by Written Consent

The Ovintiv certificate of incorporation does not permit stockholders to take action by written consent. This restriction forces stockholder action to be taken at annual and special meetings of Ovintiv stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or take action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access

The Ovintiv bylaws establish advance notice procedures with respect to stockholder proposals, the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors and the inclusion of any such nominees in the proxy materials of Ovintiv.

Composition of the Board of Directors; Election and Removal of Directors

The Board of Directors consists of one or more members, the number thereof to be determined from time to time by the Board of Directors. The Board of Directors currently has 12 members. The directors of Ovintiv are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. At each annual meeting of Ovintiv, directors will be elected to one-year terms that expire at the next annual meeting of stockholders.

Subject to the rights, if any, of holders of any series of preferred stock with respect to removal without cause of directors elected by such holders, the directors of Ovintiv may be removed with or without cause at any time by the holders of a majority of the voting power of Ovintiv’s then-outstanding common stock.

Directors on the Board of Directors will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before Ovintiv files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the Board of Directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election shall offer to tender his or her resignation to the Board of Directors. In that event, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such recommendation within 90 days following certification of the election results.

Exclusive Forum

The Ovintiv certificate of incorporation provides that, unless Ovintiv consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of Ovintiv; (b) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Ovintiv to Ovintiv or Ovintiv’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”); or (d) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

Such provision may limit the ability of an Ovintiv stockholder to bring a claim in a judicial forum that it finds favorable for disputes with directors, officers or other matters pertaining to Ovintiv’s internal affairs, and may discourage lawsuits with respect to such claims.

Business Combinations Involving Interested Stockholders

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person. These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Ovintiv certificate of incorporation opts out of Section 203.

DESCRIPTION OF WARRANTS

Warrants will typically be offered with shares of common stock, with such securities often referred to collectively as a “unit”, but may be offered separately or together with other Securities and may be attached to or separate from other Securities. The warrants either will be issued under a warrant indenture or agreement that will be entered into by Ovintiv and a trustee or warrant agent at the time of issuance of the warrants or will be represented by warrant certificates issued by Ovintiv.

Holders of warrants are not stockholders of Ovintiv. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of shares of common stock and/or other securities of Ovintiv purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

DESCRIPTION OF UNITS

Ovintiv may issue units comprised of one or more of the other Securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

Ovintiv may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of common stock or shares of preferred stock, as applicable, at a future date or dates, and including by way of instalment. The price per share of common stock or share of preferred stock and the number of shares of common stock or shares of preferred stock, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. Share purchase contracts will require the purchase price to be paid either at the time share purchase contracts are issued or at a specified future date. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The share purchase contracts may be issued separately or as part of units, which are referred to in this prospectus as “share purchase units”, consisting of a share purchase contract and other securities or obligations issued by Ovintiv or third parties, including United States treasury securities, securing the holders’ obligations to purchase the shares of common stock or shares of preferred stock under the share purchase contracts.

Holders of share purchase contracts or share purchase units are not stockholders of Ovintiv. The particular terms and provisions of share purchase contracts or share purchase units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts or share purchase units. This description will include, where applicable: (i) whether the holder is obligated to purchase or sell, or both purchase and sell, shares of common stock or shares of preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts or share purchase units are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether settlement will be by delivery, or by reference or linkage to the value or performance of shares of common stock or shares of preferred stock; (v) any acceleration, cancellation, termination or other provisions relating to the settlement; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts or share purchase units will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of share purchase contracts or share purchase units; and (ix) any other material terms and conditions including, without limitation, transferability and adjustment terms and whether the share purchase contracts or share purchase units will be listed on a stock exchange.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to an investor, including investors who are residents of Canada for income tax purposes, of the acquiring, owning and disposing any Securities offered thereunder.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. The Securities may be offered and sold in the United States and elsewhere where permitted by law.

The distribution of Securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices to be negotiated with purchasers.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution and which may include sales of our shares of common stock in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the NYSE and the TSX or other existing trading markets for our shares of common stock, and as may be set forth in an accompanying prospectus supplement. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid to us by the underwriters, dealers or agents.

Subject to any applicable securities legislation, and other than in relation to an “at-the-market” distribution, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act.

If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The applicable prospectus supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the prospectus supplement relating to such Securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units and the extent of issuer regulation. Certain broker-dealers may make a market in the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the Debt Securities, shares of preferred stock, warrants, units, share purchase contracts or share purchase units of any series or as to the liquidity of the trading market, if any, for such securities.

In compliance with the guidelines of the United States Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed eight percent of the aggregate gross sales proceeds of any Securities offered hereby. In addition, if more than five percent of the net proceeds of any offering of Securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

The validity of the Debt Securities, shares of common stock, shares of preferred stock, warrants, units, share purchase contracts and share purchase units offered hereby and certain other legal matters related to the Securities being offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The consolidated financial statements of the Company and management’s assessment of the effectiveness of the Company’s internal control over financial reporting included in the Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Calgary, Alberta (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PwC are the Company’s auditors and have advised that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Certain estimates of the Company’s oil, NGLs and natural gas reserves as of December 31, 2019 incorporated by reference in this prospectus were based upon evaluations prepared by the Company’s internal qualified reserves evaluators and were audited by McDaniel & Associates Consultants Ltd. and Netherland, Sewell & Associates, Inc. Such estimates have been so incorporated by the Company in reliance on the authority of such experts in such matters.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$	**

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**

These fees are calculated based on the Securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the Securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The Ovintiv certificate of incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Ovintiv certificate of incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Ovintiv certificate of incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

*****

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling Ovintiv pursuant to the foregoing provisions, Ovintiv has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 16.	List of Exhibits.

The exhibits listed in the exhibit index, appearing elsewhere in this registration statement, have been filed as part of this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

4.1*	Trust Indenture (the “Indenture”), dated November 14, 2011, between Ovintiv Inc. (as successor issuer) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 7.1 to Encana Corporation’s Form F-10 filed with the Commission on May 7, 2012).

4.2*	Second Supplemental Indenture, dated January 24, 2020, among Ovintiv Inc. (as successor issuer), Encana Corporation, Newfield Exploration Company (as guarantor in respect of certain outstanding securities), and The Bank of New York Mellon, as Trustee, to the Indenture (incorporated by reference to Exhibit 4.5 to Ovintiv Inc.’s Form 8-K filed with the Commission on January 28, 2020).

4.3†	Form of Debt Security.

4.4*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Ovintiv Inc.’s Form 8-K12B filed with the Commission on January 24, 2020).

4.5†	Specimen Preferred Stock Certificate.

4.6†	Form of Warrant Agreement.

4.7†	Form of Unit Agreement.

4.8†	Form of Share Purchase Contract.

4.9†	Form of Share Purchase Unit Agreement.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.3	Consent of McDaniel & Associates Consultants Ltd.

23.4	Consent of Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

25.1	Statement of Eligibility of the Trustee on Form T-1.

*	Previously filed or incorporated by reference herein.
†

To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 6th day of March, 2020.

OVINTIV INC.

By:	/s/ Douglas J. Suttles
Name: Douglas J. Suttles
Title: Chief Executive Officer

By:	/s/ Corey D. Code
Name: Corey D. Code
Title: Executive Vice-President & Chief Financial Officer

SIGNATURES WITH RESPECT TO OVINTIV INC.

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Douglas J. Suttles and Corey D. Code, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Clayton H. Woitas	Chairman of the Board of Directors	March 6, 2020
Clayton H. Woitas

/s/ Douglas J. Suttles	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2020
Douglas J. Suttles

/s/ Corey D. Code	Executive Vice-President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2020
Corey D. Code

/s/ Peter A. Dea	Director	March 6, 2020
Peter A. Dea

/s/ Fred J. Fowler	Director	March 6, 2020
Fred J. Fowler

/s/ Howard J. Mayson	Director	March 6, 2020
Howard J. Mayson

/s/ Lee A. McIntire	Director	March 6, 2020
Lee A. McIntire

/s/ Margaret A. McKenzie	Director	March 6, 2020
Margaret A. McKenzie

/s/ Steven W. Nance	Director	March 6, 2020
Steven W. Nance

/s/ Suzanne P. Nimocks	Director	March 6, 2020
Suzanne P. Nimocks

/s/ Thomas G. Ricks	Director	March 6, 2020
Thomas G. Ricks

Signature	Capacity	Date

/s/ Brian G. Shaw	Director	March 6, 2020
Brian G. Shaw

/s/ Bruce G. Waterman	Director	March 6, 2020
Bruce G. Waterman